Exhibit 99.1

HEARTWARE INTERNATIONAL REPORTS $49.2 MILLION IN FIRST QUARTER

2013 REVENUE; 87% INCREASE FROM FIRST QUARTER OF 2012

– U.S. Revenues of $26.2 million, from $6.4 million in First Quarter of 2012; Reflecting First Complete Quarter of Commercialization in U.S. –

– Conference call today at 5:00 p.m. U.S. E.T. –

Framingham, Mass. and Sydney, Australia, April 29, 2013—HeartWare International, Inc. (NASDAQ: HTWR—ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced revenue of $49.2 million for the first quarter ended March 31, 2013, an 87% increase compared to $26.4 million in revenue for the same period of 2012.

“Our results for the first quarter reflect positive initial trends in the commercial launch of the HeartWare® Ventricular Assist System in the U.S., following approval from the Food and Drug Administration (FDA) in November 2012, and continued strong support from our international customers,” explained Doug Godshall, President and Chief Executive Officer. “During the first quarter of 2013, 482 HVAD® pumps were sold globally, an increase from 298 units in the first quarter of 2012 and more than our previous high quarterly total of 345 units in the fourth quarter of 2012.”

During the first quarter of 2013, U.S. revenue, which reflects our first full quarter of U.S. commercialization, was $26.2 million, an increase of approximately 300% from $6.4 million in the first quarter of 2012. Revenue from international markets, generated through the sale of 244 units, was $23.1 million, an increase of approximately 16% from $19.9 million in the first quarter of 2012. Currency fluctuations decreased revenue by approximately 25 basis points in the first quarter compared to the same period in 2012.

“It has been quite gratifying to see such strong interest from new hospital centers thus far in our commercial launch,” added Mr. Godshall. “Our team has been working diligently to expedite the training of additional hospitals in the U.S., and in the five months since FDA approval, 27 new U.S. sites have been trained. In total, HeartWare now has more than 190 customers around the world.”

Total operating expenses for the first quarter of 2013 were $38.6 million, as compared to $32.7 million in the first quarter of 2012.

Research and development expense was $22.1 million for the first quarter of 2013, as compared to $20.0 million in the same period of 2012. Development costs are primarily attributable to clinical trial costs and research and development costs related to advancing HeartWare’s pipeline technologies, including the MVAD® platform and a fully implantable system, as well as other early research initiatives.

Selling, general and administrative expenses were $16.5 million in the first quarter of 2013, compared to $12.7 million in the first quarter of 2012. The increase in selling, general and administrative expenses reflects expansion of sales and marketing activities, particularly in the United States, an overall increase in corporate infrastructure to support the Company’s rapid growth, and implementation of the 2.3% excise tax on the U.S. sales of certain medical devices which became effective January 1, 2013.

Net loss for the first quarter of 2013 was $13.0 million, or a $0.87 loss per basic and diluted share, compared to a $18.9 million net loss, or a loss of $1.33 per basic and diluted share, in the first quarter of 2012.

At March 31, 2013, the Company had $228.9 million of cash, cash equivalents and investments.

HeartWare will host a conference call on Monday, April 29, 2013 at 5:00 p.m., U.S. Eastern Daylight Time to discuss the Company’s financial results, highlights from the first quarter and business outlook. The call may be accessed by dialing 1-877-941-4774 five minutes prior to the scheduled start time and referencing “HeartWare.” For callers outside the U.S., please dial +1-480-629-9760.

A live webcast of the call will also be available at the Company’s website (www.heartware.com) by selecting “HeartWare First Quarter 2013 Conference Call” under the section titled “Corporate Presentations” on the Home Page. A replay of the conference call will be available through the above weblink immediately following completion of the call.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 30 international countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit the Company’s website at www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.

HEARTWARE, HVAD, MVAD and HeartWare logos are registered trademarks of HeartWare, Inc.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the commercial launch of the HeartWare® Ventricular Assist System in the U.S., continued support from international customers, progress of clinical trials and post-approval studies, regulatory status, research and development activities and commercialization strategies. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

- Tables to Follow-

HEARTWARE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenue, net	$49,239	$26,346
Cost of revenue	18,780	10,828

Gross profit	30,459	15,518
Operating expenses:
Selling, general and administrative	16,488	12,716
Research and development	22,142	20,007

Total operating expenses	38,630	32,723
Loss from operations	(8,171)	(17,205)
Other expense, net	(4,788)	(1,640)

Net loss	$(12,959)	$(18,845)

Net loss per common share — basic and diluted	$(0.87)	$(1.33)

Weighted average shares outstanding — basic and diluted	14,860	14,121

HEARTWARE INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$208,878	$85,921
Short-term investments, net	20,020	16,887
Accounts receivable, net	32,328	25,225
Inventories, net	36,208	38,443
Prepaid expenses and other current assets	6,642	5,925

Total current assets	304,076	172,401
Property, plant and equipment, net	19,311	19,380
Other assets, net	14,660	14,718

Total assets	$338,047	$206,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,969	$12,024
Other accrued liabilities	17,218	22,020

Total current liabilities	30,187	34,044
Convertible senior notes, net	101,942	100,315
Other long-term liabilities	3,915	3,929
Stockholders’ equity	202,003	68,211

Total liabilities and stockholders’ equity	$338,047	$206,499

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